As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-276254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HASHDEX COMMODITIES TRUST

(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

92-6468665

(I.R.S. Employer Identification No.)

Wilmington Trust, National Association

1100 N. Market Street, Suite 300

Wilmington, Delaware 19890

(302) 651-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copy to:

Eric D. Simanek, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W.

Washington, D.C. 20001

(202) 220-8412

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (Registration No. 333-276254) is being filed to terminate the offering of the shares of the Hashdex Bitcoin ETF, the sole series of Hashdex Commodities Trust. The registrant expects that the offering will be terminated upon effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 5, 2026.

By:	Hashdex Asset Management Ltd., Sponsor

By:	/s/ Bruno Sousa
Bruno Sousa
Director of the Sponsor (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title / Capacity	Date

/s/ Bruno Sousa	Director of the Sponsor	August 5, 2026
Bruno Sousa	(Principal Executive Officer)

/s/ Samir Kerbage	Director of the Sponsor	August 5, 2026
Samir Kerbage	(Principal Financial Officer and Principal Accounting Officer)